                    As filed with the Securities and Exchange
                          Commission on June 4, 1998.

                              Registration No. 333-

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ----------------------

                          HELIX TECHNOLOGY CORPORATION
             (Exact name of Registrant as specified in its charter)


                 Delaware                           04-2423640
      (State or other jurisdiction               (I.R.S. Employer
     of incorporation or organization)           Identification Number)


          Mansfield Corporate Center, Nine Hampshire Street, Mansfield,
                     Massachusetts 02048-9171 (508) 337-5111
    (Address, including zip code, and telephone number, including area code, of Registrant's pricipal executive offices)
                             ----------------------

                               ROBERT J. LEPOFSKY
                 President, Chief Executive Officer and Director
                          Helix Technology Corporation
                           Mansfield Corporate Center
                              Nine Hampshire Street
                       Mansfield, Massachusetts 02048-9171
                                 (508) 337-5111
            (Name, address, including zip cod0, and telephone number,
                   including area code, of agent for service)

                                 with copies to:

                            WILLIAM WILLIAMS II, ESQ.
                               Palmer & Dodge LLP
                                One Beacon Street
                           Boston, Massachusetts 02108
                                 (617) 573-0100
                             ----------------------

                  Approximate date of commencement of proposed
                              sale to the public:

               From time to time after the effective date of this
                            Registration Statement.
                             ----------------------

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ___

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X


If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ___

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ___

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ___

                                           CALCULATION OF REGISTRATION FEE

                                                                       Proposed                Proposed
        Title of each                                                   maximum                 maximum                 Amount
          class of                           Amount                    offering                aggregate                  of
         securities                           to be                    price per               offering              registration
      to be registered                     registered                  share(1)               price(1)                  fee
    Common Stock, $1.00 par value     2,382,925 shares(2)              $17.34              $41,328,855.47            $12,192.01

(1) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(c) under the Securities Act of 1933 and based upon the prices on June 1, 1998 as reported on the Nasdaq
         National Market System.

(2) This Registration Statement shall also cover any additional shares of Common Stock which become issuable in connection with the shares registered for sale hereby as a result of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                    Subject to Completion, Dated June 4, 1998

                                2,382,925 Shares

                          HELIX TECHNOLOGY CORPORATION

                                  Common Stock
                              ---------------------

         This Prospectus relates to the offer and sale, which is not being underwritten, of up to 2,382,925 shares (the "Shares") of Common Stock, $1.00 par value per share ("Helix Common Stock"), of Helix Technology Corporation (the "Company") by certain stockholders of the Company (the "Selling Stockholders"). The Shares offered by this Prospectus were acquired by the Selling Stockholders in connection with the acquisition of Granville-Phillips Company (the "Acquired Company") by the Company through a merger (the "Merger") of the Acquired Company with a wholly-owned subsidiary of the Company completed on May 7, 1998. The Shares are being registered by the Company pursuant to registration rights granted in connection with the Merger.

         The Shares may be offered and sold by the Selling Stockholders from time to time in open-market or privately-negotiated transactions not involving an underwritten public offering, or by a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Selling Stockholders may effect such transactions by selling the Shares through brokers, and such brokers may receive compensation in the form of discounts or commissions from the Selling Stockholders, the purchasers of the Shares or both (which compensation to a particular broker might be in excess of customary commissions). See "THE SELLING STOCKHOLDERS" and "PLAN OF DISTRIBUTION."

         The Company will not receive any of the proceeds from the sale of the Shares. The Company, however, has agreed to bear certain expenses in connection with the registration of the Shares (other than underwriting discounts and commissions, brokerage fees and commissions and fees and expenses, if any, of counsel to the Selling Stockholders). Such expenses are estimated to be $22,000. The Company also has agreed to indemnify the Selling Stockholders against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended (the "Securities Act").

         Helix Common Stock is quoted on the Nasdaq National Market System (the "Nasdaq") under the symbol "HELX". On May 29, 1998, the closing per share sale price of Helix Common Stock, as reported by the Nasdaq, was $17.81.

         The Selling Stockholders and any broker-dealers, agents or under-writers that participate with the Selling Stockholders in the distribution of Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commissions received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "PLAN OF DISTRIBUTION".
                             ----------------------

           THE SHARES OFFERED INVOLVE A HIGH DEGREE OF RISK. SEE "RISK
            FACTORS" COMMENCING ON PAGE 2 FOR A DISCUSSION OF CERTAIN
                FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE
                  PURCHASERS OF THE SECURITIES OFFERED HEREBY.
                             ----------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
            ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
              OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.
                              ---------------------

         No person is authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy to any person in any jurisdiction in which such offer or solicitation would be unlawful or to any person to whom it is unlawful. Neither the delivery of this Prospectus nor any offer or sale made hereunder shall, in any circumstances, create any implication that there has been no change in the affairs of the Company or that the information contained herein is correct as of any time subsequent to the date hereof.

                              ---------------------

                  The date of this Prospectus is June 4, 1998.

                              AVAILABLE INFORMATION

         The  Company  is  subject  to  the  informational  requirements  of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") relating to its business, financial statements and other matters. Reports and proxy and information statements filed with the Commission as well as copies of the Registration Statement, of which this Prospectus is a part, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, 500 West Madison Avenue, Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Such reports and other information can also be reviewed on the Commission's web site (http://www.sec.gov).

         The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act with respect to the Shares being offered hereby in which this Prospectus is a part. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Company and the Shares, reference is made to the Registration Statement and the exhibits and schedules thereto, which may be inspected without charge at, and copies thereof may be obtained at prescribed rates from, the office of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The following documents previously filed by the Company with the Commission (File No. 0-6866) are hereby incorporated by reference: (i) the Company's Annual Report on Form 10-K/A for the year ended December 31, 1997;
(ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 27, 1998; and (iii) the Company's Current Report on Form 8-K filed May 15, 1998.

         Each document filed by the Company subsequent to the date of this Prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Shares shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such document. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated herein by reference or in any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request by such person, a copy of any document described above (other than exhibits). Requests for such copies should be directed to Helix Technology Corporation, Mansfield Corporate Center, Nine Hampshire Street, Mansfield, MA 02048-9171 attention: Investor Relations; telephone number: (508) 337-5111.

                                   THE COMPANY

         Helix Technology Corporation, together with its subsidiaries, is a leader in the development and application of cryogenic and vacuum technology. A more complete description of the business of the Company and its recent activities can be found in the documents listed in "DOCUMENTS INCORPORATED BY REFERENCE." The principal offices of the Company, a Delaware corporation, are located at Mansfield Corporate Center, Nine Hampshire Street, Mansfield, MA 02048-9171, and its telephone number at such offices is (508) 337-5111.

                                  RISK FACTORS

         Investors should consider carefully the following factors, in addition to the other information contained in this Prospectus, before investing in the shares of Common Stock offered hereby. This Prospectus, and the documents incorporated by reference, may include a number of forward-looking statements, including, but not limited to, statements with respect to the Company's future financial performance, operating results, plans and objectives. Such statements are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated by such statements depending on a variety of factors, some of which are described below. The Company undertakes no responsibility to update any forward-looking statements that may be made to reflect events and circumstances occurring after the dates the statements were made or to reflect the occurrence of unanticipated events.

Customer Concentration. A small number of customers are currently responsible for a significant portion of the Company's net sales. The Company's largest customer is Applied Materials, Inc. In fiscal 1997, the Company's ten largest customers accounted for approximately 57% of net sales. The Company anticipates that a small number of customers will continue to account for a large portion of its net sales. Furthermore, the Company generally does not obtain firm long-term volume purchase commitments from its customers, and because of its efficient manufacturing process has short lead-times for customer orders. In addition, customer orders can be canceled and volume levels can be changed or delayed. The timely replacement of canceled, delayed, or reduced orders with new business cannot be assured. While the Company's products are used in the manufacture of data storage devices, advanced coating applications and flat panel display product markets, the majority of the Company's sales are to customers in the semiconductor capital equipment industry. The factors discussed below affecting the semiconductor capital equipment industry in general, or any of the Company's major customers in particular, could have a material adverse effect on the Company, its results of operations and prospects.

Volatility of the Semiconductor Industry. The Company's business depends in large part upon the capital expenditures of semiconductor manufacturers, which in turn depend on the current and anticipated market demand for integrated circuits and products utilizing integrated circuits. The semiconductor industry is highly cyclical and has historically experienced periodic downturns, which generally have had a severe effect on the semiconductor industry's demand for capital equipment and has affected the Company's results of operations. Currently, the Company believes that depressed capital expenditures by semiconductor manufacturers in the United States, Pacific Rim and Europe is adversely affecting the Company's revenues and operating results. Any future weakness in demand in the semiconductor industry is likely to have a similar adverse effect on the Company's business and results of operations. In addition, the need for continued investment in engineering, research and development and extensive ongoing customer service and support requirements worldwide will limit the Company's ability to significantly reduce expenses in response to any such downturn. Further, there can be no assurance that developments in the semiconductor industry or the semiconductor equipment industry will occur at the rate or in the manner expected by the Company.

Dependence on New Products and Product Enhancements. The Company believes that its continued success will depend significantly on its ability to continuously develop and manufacture new products and product enhancements and to introduce them into the market to provide 100% vacuum system capability. Failure to develop and introduce new products and product enhancements or to gain customers' acceptance of such products in a timely fashion could harm the Company's competitive position. If new products have reliability or quality problems, such problems may result in reduced orders, higher manufacturing costs, delays in collecting accounts receivable and additional service and warranty expense. There can be no assurance that the Company will successfully develop and manufacture new products, or that new products introduced by the Company will be accepted in the marketplace. If the Company does not continue to successfully introduce new products, the Company's results of operations will be materially adversely affected.

Risks Associated with Global Market. The Company sells its products and provides services to customers located throughout the world. Managing global operations and sites located throughout the world presents challenges associated with cultural diversities and organizational alignment. Moreover, each region in the global semiconductor equipment market exhibits unique characteristics that can cause capital equipment investment patterns to vary significantly from period to period. Although international markets provide the Company with significant growth opportunities, periodic economic downturns, trade balance issues, political instability and fluctuations in interest and foreign currency exchange rates are all risks that could affect global product and service demand. Some Pacific Rim countries are currently experiencing banking and currency difficulties that have led to economic recession in those countries. For example, the decline in value of the Korean currency, together with difficulties obtaining credit, has resulted in a decline in the purchasing power of Korean semiconductor manufacturers. This in turn has resulted in a reduced level of orders for the Company's products from customers who sell to such Korean semiconductor manufacturers, thus adversely affecting the Company's results of operations.

Uncertainty of Intellectual Property Protection. The Company's ability to compete effectively with other companies will depend, in part, on the ability of the Company to protect the Company's technology assets by obtaining and enforcing patents. The Company has a number of patents in the United States and other countries and additional applications are pending for new developments in its equipment and processes. Patent applications in the United States are maintained in secrecy until the patents issue, so the Company cannot be certain that it was the first creator of inventions covered by its pending patent applications or the first to file such patent applications on such inventions.

Although the Company believes its products do not infringe on the proprietary rights of third parties, there can be no assurance that third parties will not assert infringement claims against the Company or that such claims will not be successful. There also can be no assurance that the Company's competitors will not infringe on the Company's patents. Even if successful, the defense or prosecution of patent suits are costly and time-consuming. An adverse outcome in a suit in which the Company asserts its patent rights could result in the loss of such rights, and could subject the Company to substantial costs and diversion of Company resources.

Dependence on Key Employees. The future success of the Company is dependent, in part, on its ability to retain certain key personnel. The Company also needs to attract additional skilled personnel in all areas of its business to continue to grow. Competition for such personnel is intense. There can be no assurance that the Company will be able to retain its existing key management, engineering, and sales personnel or attract additional qualified employees in the future.

Dependence on Suppliers. Certain of the components and subassemblies included in the Company's products and systems are obtained from a single source or a limited group of suppliers. Although the Company seeks to reduce dependence on sole and limited source suppliers in some cases, the partial or complete loss of certain of these sources could have at least a temporary adverse effect on the Company's results of operations and could damage customer relationships.

Potential Volatility of Common Stock Price. The market price of the Common Stock could be subject to significant fluctuations in response to variations in quarterly operating results, shortfalls in revenues or earnings from levels expected by securities analysts and other factors such as announcements of technological innovations or new products by the Company or by the Company's competitors, government regulations, developments in patent or other proprietary rights, and developments in the Company's relationships with parties to collaborative agreements. In addition, the stock market has in recent years experienced significant price fluctuations. These fluctuations often have been unrelated to the operating performance of the specific companies whose stocks are traded. Broad market fluctuations, as well as economic conditions generally and in the semiconductor industry specifically, may adversely affect the market price of the Company's Common Stock.

Integration of Acquired Company and Future Acquisitions. The Company is presently in the process of integrating the Acquired Company into the Company's business operations. In addition, the Company may make additional acquisitions of complementary companies in the future. Managing an acquired business entails numerous operational and financial risks, including difficulties in assimilating acquired operations and new personnel, diversion of management's attention to other business concerns, and potential loss of key employees or customers of acquired operations. The Company's success will depend, to a significant extent, on the ability of its executive officers and other members of senior management to respond to these challenges effectively. There can be no assurance that the Company will be able to effectively achieve and manage any such growth, or that its management, personnel or systems will be adequate to support the Company's operations. Any such inabilities or inadequacies would have a material adverse effect on the Company's business, operating results, financial condition and cash flows.

                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of the Shares being offered hereby.

                            THE SELLING STOCKHOLDERS

         The Selling Stockholders, are the former holders of equity securities of the Acquired Company. The Shares offered hereby were acquired by the Selling Stockholders in connection with the merger of the Acquired Company with a wholly-owned subsidiary of the Company. The following table sets forth the name and number of shares of Helix Common Stock owned by each Selling Stockholder as of June 4, 1998 and the number of shares which may be offered by this
Prospectus; however, there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares. As of May 29, 1998 there were approximately 22,215,131 shares of Helix Common Stock outstanding.

                                     Amount of Beneficial                                    Amount of Beneficial
                                     Ownership Prior to                                      Ownership After
                                     the Offering(1)                                         the Oferring(2)
                                     Number of                                Shares Being   Number of
                                     Shares                 Percent           Offered        Shares                 Percent

Adler, David B.                      7,973                  *                 7,973          0                      0
Arnold, Paul Clarke                  51,948                 *                 51,948         0                      0
Bills, Brian M.(3)                   531,747                2.4               311,255        0                      0
Bills, Daniel G.(4)                  225,725                1.0               60,356         0                      0
Bills, June M.(5)                    192,931                *                 27,562         0                      0
Black, Steven W.                     18,634                 *                 18,634         0                      0
Borenstein, Michael D.               146,831                *                 146,831        0                      0
Bundy, Carolyn R.                    2,259                  *                 2,259          0                      0
Bundy, Gordon L. &
  Carolyn R.                         7,002                  *                 7,002          0                      0
Dix, Scott R.                        11,293                 *                 11,293         0                      0
Donaldson, Edward E. &
  Virginia V.                        56,465                 *                 56,465         0                      0
Eifler, Norman R. &
  Elsie B.                           14,568                 *                 14,568         0                      0
Harrison, Robert C.                  27,103                 *                 27,103         0                      0
Hartland, Tamara A.                  5,421                  *                 5,421          0                      0
Hauser, Daniel F.                    25,974                 *                 25,974         0                      0
Howard, Jerry B.                     25,884                 *                 25,884         0                      0
Kenigsberg, Kathryn L.               26,539                 *                 26,539         0                      0
McMillin, Anita
  Liane(Bills)(6)                    577,416                2.6               356,924        0                      0
Mellecker, Richard L.                47,882                 *                 47,882         0                      0
Menkick, George F.                   272                    *                 272            0                      0
Adeline V. Miller
  Family Testamentary
  Trust                              31,621                 *                 31,621         0                      0
Donald R. Miller
  Revocable Living
  Trust                              31,621                 *                 31,621         0                      0
O'Donoghue-Cooper,
  Eileen                             11,790                 *                 11,790         0                      0
Graaff-Parrish Living
  Trust                              61,095                 *                 61,095         0                      0
Paukstis, Diane L.
  (Bills)(7)                         533,622                2.4               313,130        0                      0

Pingree, J.
  Frederick Jr.                      2,259                  *                 2,259          0                      0
Purvis, Sheila D.                    4,066                  *                 4,066          0                      0
Ringer, William A.                   181,358                *                 181,358        0                      0
Ringer, Lynn D.                      30,000                 *                 30,000         0                      0
Skiles, Kristie K.                   24,858                 *                 24,858         0                      0
Stewart, William D.
   III & Charlotte C.                3,976                  *                 3,976          0                      0
Warren, Keith A. &
  Betty B.                           4,518                  *                 4,518          0                      0
Willis, Robert M.                    119,750                *                 119,750        0                      0
Gold I Trust(8)                      55,123                 *                 55,123         0                      0
Gold II Trust(8)                     55,123                 *                 55,123         0                      0
Platinum I Trust(8)                  55,123                 *                 55,123         0                      0
Platinum II Trust(8)                 55,123                 *                 55,123         0                      0
Silver I Trust(8)                    55,123                 *                 55,123         0                      0
Silver II Trust(8)                   55,123                 *                 55,123         0                      0

* Less than 1%
(1) The persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned by them, except as otherwise noted. This Prospectus shall also cover any additional shares of Common Stock which become issuable in connection with the Shares registered for sale hereby as a result of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company's outstanding shares of Common
         Stock.
(2) Assumes the sale of all shares offered hereby and no other purchases or sales of the Company's Common Stock.
(3) Brian M. Bills has sole voting and investment power with respect to the 311,255 shares of which he is the record owner. He holds shared voting and investment power with respect to the 220,492 shares held of record by the Gold I and II and Silver I and II Trusts, of which he is the Primary Beneficiary. Except as set forth in this Note, Mr. Bills disclaims beneficial ownership of the shares held in such Trusts or by other members of his family.
(4) Daniel G. Bills has sole voting and investment power with respect to the 60,356 shares of which he is the record owner. He holds shared investment power with respect to the 165,369 shares held of record by the Gold I, Silver I and Platinum I Trusts. Except as set forth in this
         Note, Mr. Bills disclaims beneficial ownership of the shares held in such Trusts or by other members of his family.
(5) June M. Bills has sole voting and investment power with respect to the 27,562 shares of which she is the record owner. She holds shared investment power with respect to the 165,369 shares held in the Gold
         II, Silver II and Platinum II Trusts. Except as set forth in this Note, she disclaims beneficial ownership of the shares held in such Trusts or by other members of her family.

(6) Anita Liane Bills McMillin has sole voting and investment power with respect to the 356,924 shares of which she is the record owner. She holds shared voting and investment power with respect to the 220,492 shares held in the Gold I and II and Platinum I and II Trusts. She does not have voting or investment power with respect to the Silver I and II
         Trusts, of which she is the Primary Beneficiary. Except as set forth in this Note, she disclaims beneficial ownership of the shares held in such Trusts or by other members of her family.
(7) Diane L. Bills Paukstis has sole voting and investment power with respect to the 313,130 shares of which she is the record owner. She holds shared voting and investment power with respect to the 220,492 shares held in the Platinum I and II and Silver I and II Trusts. She does not have voting or investment power with respect to the Gold I and II Trusts, of which she is the Primary Beneficiary. Except as set forth in this Note, she disclaims beneficial ownership of the shares held in such Trusts or by other members of her family.
(8) The identities of the beneficiaries and the holders of voting and investment powers with respect to these Trusts are set forth in Notes 3-7.


         Approximately 5% of the Shares are subject to an escrow agreement among the Company and the Selling Stockholders. Such Shares will not be eligible for sale by the Selling Stockholders until the earlier of (i) May 7, 1999 or (ii) completion of the next audited financial statements of the Company; furthermore, of such escrowed Shares, only those in excess of the number necessary to satisfy Selling Stockholders indemnification obligations under the merger agreement will be available for sale.

                              PLAN OF DISTRIBUTION

         The Company has filed with the Commission a Registration Statement on Form S-3, of which this Prospectus forms a part, with respect to the sale of the Shares from time to time in transactions not involving an underwritten public offering and has agreed to prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep the Registration
Statement effective until the earlier of (a) the date on which the Selling Stockholders no longer hold any of the Shares and (b) the date on which the Shares would become eligible for sale pursuant to Rule 144 (or any similar provision) under the Securities Act, at which time the offering of Shares pursuant to this Prospectus will terminate.

         The Shares offered hereby by the Selling Stockholders may be sold from time to time. Such sales may be made on one or more exchanges, in the over-the-counter market or otherwise, at prices then prevailing, at prices related to the then-current market price, at negotiated prices or at fixed prices.

         The Selling Stockholders may effect such transactions by selling the Shares through brokers, and such brokers may receive compensation in the form of commissions or discounts from the Selling Stockholders, the purchasers of the Shares or both (which compensation to a particular broker might be in excess of customary commissions). Such brokers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales, and any commissions or discounts received by them may be deemed to constitute underwriting discounts or commissions. Upon the Company being notified by any of the Selling Stockholders that any material arrangement has been entered into with a broker for the sale of Shares, a prospectus supplement or amendment will be filed, if required, disclosing facts material to the transaction.

         The Selling Stockholders have also agreed to suspend sales, for up to 90 days, upon notification that certain actions, such as amending or supplementing this Prospectus, are required in order to comply with federal or state securities laws.

         The Company has agreed to pay for certain costs and expenses incident to the issuance, offer, sale and delivery of the Shares, including, but not limited to, printing, legal and accounting expenses incurred by the Company and registration and filing fees imposed by the Commission or Nasdaq. The Company also has agreed to indemnify the Selling Stockholders against certain civil liabilities, including liabilities under the Securities Act. The Company will not pay brokerage commissions or taxes associated with sales by the Selling Stockholders or any legal, accounting and other expenses incurred by Selling Stockholders.


                                  LEGAL MATTERS

         The validity of the Shares offered hereby have been passed upon for the Company by Palmer & Dodge LLP, Boston, Massachusetts.

                                     EXPERTS

         The consolidated financial statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 included in the Company's Annual Report on Form 10-K/A for the year ended December 31, 1997 and incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution

         Expenses in connection with the offering of the Shares will be borne by the Registrant and are estimated as follows:

                  SEC Registration Fee............          $12,192
                  Legal fees and expenses.........          $ 5,000
                  Accounting fees and expenses....          $ 2,500
                  Miscellaneous expenses..........          $ 2,000

                          Total...................          $21,692


Item 15.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law grants the Registrant the power to indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, provided, however, no indemnification shall be made in connection with any proceeding brought by or in the right of the Registrant where the person involved is adjudged to be liable to the Registrant except to the extent approved by a court.

         Article X of the Registrant's By-laws provides that the Registrant shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding by reason of the fact that he is or was, or has agreed to become, a director or officer of the Registrant, or is or was serving, or has agreed to serve, at the request of the Registrant, as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification provided for in the By-laws is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such persons. The By-laws also provide that the Registrant shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant, as a director, trustee, partner, officer employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against and incurred by such person in any such capacity.

         The Registrant's policy is to enter into indemnity agreements with each of its directors which provide the maximum indemnity permitted by applicable law. In addition, the indemnity agreements provide that directors will be indemnified to the fullest possible extent not prohibited by law against all expenses paid or incurred by them in any action or proceeding on account of their services as directors of the Registrant or as directors and officers of any other company or enterprise when they are serving in such capacities at the request of the Registrant. No indemnity, however, will be provided to any director on account of conduct that is adjudicated to be knowingly fraudulent, deliberately dishonest or willful misconduct, and with respect to criminal proceedings, where the director is adjudged as having reasonable belief that his conduct was unlawful. The indemnity agreements also provide that no indemnification will be available in respect of any accounting for profits made from the purchase or sale of securities of the Registrant in violation of
Section 16(b) of the Exchange Act.

         The Registrant maintains an insurance policy on behalf of itself and its subsidiaries, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of the directors and officers.

Item 16.  Exhibits

         See Exhibit Index immediately following the signature page hereof.


Item 17.  Undertakings

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) If the Registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to
Registration Statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section
10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Mansfield, Commonwealth of Massachusetts, on June 4, 1998.

                                    HELIX TECHNOLOGY CORPORATION


                                    By:/s/ Robert J. Lepofsky
                                    -------------------------------------
                                    Robert J. Lepofsky
                                    President and Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Helix Technology Corporation, hereby severally constitute and appoint each of Robert J. Lepofsky and Michael El-Hillow our true and lawful attorneys, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-3 (including pre- and post-effective amendments), and any related Rule 462(b) Registration Statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of June 4, 1998.

Signature                                   Title


/s/ Robert J. Lepofsky                            Director, President and
Robert J. Lepofsky                                Chief Executive Officer
                                                  (Principal Executive Officer)


/s/ Michael El-Hillow                             Senior Vice President, and
Michael El-Hillow                                 Chief Financial Officer
                                                  (Principal Financial Officer)


/s/ Thomas D. Gilday                              Corporate Controller and
Thomas D. Gilday                                  Chief Accounting Officer
                                                  (Principal Accounting Officer)


/s/ Marvin G. Schorr                              Chairman of the Board and
Marvin G. Schorr                                  Director


/s/ Arthur R. Buckland                            Director
Arthur R. Buckland


/s/ Matthew O. Diggs, Jr.                         Director
Matthew O. Diggs, Jr.


/s/ Frank Gabron                                  Director
Frank Gabron


/s/ Wickham Skinner                               Director
Wickham Skinner


/s/ Mark S. Wrighton                              Director
Mark S. Wrighton

                                  EXHIBIT INDEX

 Exhibit
Sequential
   No.                                        Description


     2.1          Agreement and Plan of Merger, dated  April 16, 1998.  Filed as
                  Exhibit 2.1 to the Registrant's Current Report on Form 8-K, filed May 15, 1998.

     2.2          Registration  Rights  Agreement, dated  May 7, 1998.  Filed as
                  Exhibit 2.2 to the Registrant's Current Report on Form 8-K, filed May 15, 1998.

     5.1          Opinion of Palmer & Dodge LLP.  Filed herewith.

    23.1 Consent of Coopers & Lybrand L.L.P., independent accountants to the Registrant. Filed herewith.

    23.2          Consent of Palmer & Dodge LLP (contained in Exhibit 5.1).

    24.1 Power of Attorney (included on the signature page of this Registration Statement).